SECURITIES AND EXCHANGE COMMISSION
			  WASHINGTON, D.C. 20549
		     _________________________________

				 FORM 8-K

			       Current Report
		   Pursuant to Section 13 or 15(d) of the
		       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   June 3, 2002


			 RASCALS INTERNATIONAL, INC.
	  ----------------------------------------------------
	  (Exact name of Registrant as Specified in its Charter)


    Delaware                         0-33145            84-1195628
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(State of Incorporation)       (Commission File       (IRS Employer
				Number)                Identification No.)


		 136 Freeway Drive East. East Orange, NJ 07018
		 ---------------------------------------------
		    (Address of principal executive offices)

				 (973) 266-7020
			  ----------------------------
			  Registrant's Telephone Number





				   EXHIBITS

99.   Letter to the Shareholders.


				  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				RASCALS INTERNATIONAL, INC.


Dated: June 3, 2002             By:/s/ Eduardo Rodriguez
				   ---------------------
				   Eduardo Rodriguez
				   Chief Executive Officer


		      *       *       *       *       *

							  Exhibit 99


Dear Shareholder,

The end of our first quarter, reflecting the implementation of our revised business strategy, signals an appropriate time to update shareholders and other interested parties on the many successes Rascals has experienced. Our new business activities demonstrate our efforts to build a national presence and maximize the inherent value of our video library through content license agreements and continued brand development. The goal of our strategy is to make Rascals synonymous with comedy nationwide.

Demand for comic entertainment remains strong, and Rascals is working diligently to increase the availability of our unique style of entertainment. Rascals International, Inc. stands alone as the only pure-play public company operating in the $2 billion U.S. comedy club market. For over 20 years
Rascals has given comedians their first foot in the door. Numerous stars, such as Tim Allen, Drew Carey and Dennis Leary, began on our stages. With continued growth, many future comedic giants will grace our stages and entertain audiences across the country.

The first aspect of our new business plan, proven this past quarter was the establishment of the hotel-based clubs in Springfield, MA and Phoenix, AZ. Both clubs contributed significantly to first quarter revenues and achieved break-even operations, positioning these clubs for future profitability. The immediate successes of this first-round of expansion not only provides the rationale and historical reference to justify future expansion, but serves as an influential marketing tool to build hotelier interest in the model. The relatively low infrastructure costs associated with the hotel-based locations creates immediate value to Rascals International, its partners and shareholders.

Further advancing our new business strategy, management has forged relation-ships with iN DEMAND, a national provider of in-home entertainment programming, and InnMedia, the leading new media content provider for the hotel industry.
We are also experiencing Internet demand generated through partnerships with Microsoft's Windows Media Guide and RealNetworks with priority positioning on its Realplayer. These outlets leverage over 400 hours of Rascals original comedic content and feature names like Rosie O'Donnell, Ray Romano and Andrew
(Dice) Clay in pay-per-view and video-on-demand formats.

Rascals has also announced a deal with Razor & Tie Direct, which will distribute products created for the home video markets through television direct response and other marketing channels. The forthcoming Rascals video series represent another low-cost outlet to grow revenues and provide further exposure to the Rascals name. These outlets carrying Rascals content advance our branding efforts; providing free advertising in thousands of hotel rooms, millions of cable bills and still many more millions through our Internet presence.

The stand-alone locations remain the mainstay of our growing business, with improving operating efficiency generating a 19% increase in gross margins over the same period in 2001. Future stand-alone and licensing agreements will fortify Rascals position as the premier comedy club chain in America. Management continues to evaluate existing clubs for possible acquisition that may benefit Rascals and provide an opportunity for growth.

I would like to thank all of our shareholders for their continued support. With sincere appreciation, the management and board hopes that you will be with us for years to come.


Ed Rodriguez
Chairman & CEO